UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2005
LaCROSSE FOOTWEAR, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	0-23800	39-1446816
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
18550 NE Riverside Parkway, Portland, Oregon 97230
(Address of principal executive offices, including zip code)
(503) 776-1010
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.
On October 30, 2005, LaCrosse Footwear, Inc. (the “Company”) amended and restated its by-laws in their entirety pursuant to a resolution of the Board of Directors in accordance with Section 9.02 of the Company’s by-laws and Section 180.1020 of the Wisconsin business corporation law. The amended and restated by-laws (the “Amended By-Laws”) became effective upon adoption.
The following is a summary of certain substantive changes set forth in the Amended By-Laws:
Section 2.01: The specific date set for the annual meeting of shareholders was deleted to allow for greater flexibility in the selection of a date.
Section 2.14: This is a new section that adds certain procedural requirements for shareholder business to be conducted at the annual meeting of shareholders. Specifically, shareholders may nominate one or more persons for election as directors at the annual meeting or propose business to be brought before the annual meeting, or both, only if (i) such business is a proper matter for shareholder action under the Wisconsin business corporation law, and (ii) the shareholder has timely delivered a proper notice of the proposal or nomination to the Company in accordance with the requirements of Section 2.14 of the Amended By-Laws.
Section 3.01: Language in this section was deleted in the Amended By-Laws to remove provisions that are no longer necessary now that the Company’s procedures for electing a classified Board of Directors are fully established.
Section 3.05: This section was amended to allow notice of Board meetings to be given orally or by electronic transmission.
Section 3.08: This section was amended to clarify that the Board is not required to appoint a chairman. The revisions in this section, and similar revisions in several other sections of the Amended By-Laws, are reflective of those changes.
Section 3.13: This section was revised to allow the use of alternative communication technologies in the conduct of Board meetings.
Sections 4.06 and 4.07: The office of Chief Executive Officer was added in lieu of the former office of President. The office of President was retained in Section 4.07, but with duties subordinate to those of the Chief Executive Officer. References to Chief Executive Officer and President throughout the Amended By-Laws reflect these amended duties.
Also, Section 4.06 of the former by-laws was deleted to clarify that the chairman is not an officer of the Company.
Section 4.10: This section substitutes the position of Chief Financial Officer for Treasurer.
Section 6.09: This section was added to allow for the issuance of shares without paper certificates.
A copy of the Amended By-Laws is attached as Exhibit 3.1 to this report and is incorporated herein. The foregoing description of the Amended By-Laws does not purport to be complete and is qualified in its entirety by reference to such exhibit.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated By-Laws of LaCrosse Footwear, Inc., adopted October 30, 2005

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

LaCROSSE FOOTWEAR, INC.
Dated: November 3, 2005	By:	/s/ David P. Carlson
David P. Carlson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated By-Laws of LaCrosse Footwear, Inc., adopted October 30, 2005

4